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                                                                    EXHIBIT 3.24




                          CERTIFICATE OF INCORPORATION
                                       OF
                                  O.C.C., INC.


         Pursuant to the provisions of Section 102 of the Delaware General Corporation Act, the undersigned incorporator of O.C.C., Inc. (the "Company") does hereby certify as follows:


                                   ARTICLE 1
                                      NAME

         The name of the Company is O.C.C., Inc.

                                   ARTICLE 2
                               REGISTERED OFFICE

         The address of the registered office of the Company shall be 229 South State Street, Dover, Kent County, Delaware. The name of the registered agent is United States Corporation Company.

                                   ARTICLE 3
                                    PURPOSES

         The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Company shall have the following purposes, objects and powers:

         To develop, acquire, own and operate radio, television or other broadcast properties and to engage in all activities deemed by the Company to be necessary, advisable and attendant thereto.

                                   ARTICLE 4
                                     STOCK

         The total number of shares of all classes of stock which the Company shall have authority to issue is 150,000 shares of which 100,000 shares shall be Common Stock (the "Common Stock"), par value $.01 per share, and 50,000 shares shall be Preferred Stock (the "Preferred Stock"), par value $.01 per share.

         Any notice required to be given in connection with a vote solely by a class or series of Common or Preferred Stock shall be required to be given only to holders of shares of such class or series of Common or Preferred Stock, respectively, and not to the holders of shares of any other class or series of authorized capital stock.
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         Except as otherwise stated in this Certificate of Incorporation, or as otherwise required by law, (i) each share of Common Stock of the Company shall be equal in all respects to each other share of Common Stock and (ii) the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

         The holders of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

         The Board of Directors, and to the extent permitted by law the Executive Committee, if appointed, are authorized, subject to any limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the Common Stock and Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors, and to the extent permitted by law the Executive Committee, if appointed, with respect to each series of Common Stock or Preferred Stock shall include, but not be limited to, determination of the following:

                 (1) The number of shares constituting that series and the distinctive designation of that series;

                 (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 (3) Whether that series shall have voting rights, in addition to any voting rights required by law, and, if so, the terms of such voting rights, including but not limited to the right to cumulative votes for the election of directors, the right to vote as separate class either alone or with another class or series of stock, and the right to have more (or less) than one vote per share;

                 (4) Whether or not the shares of such series shall be convertible into or exchangeable for, at the option of either the Company or the holder or upon the happening of a specified event, stock of any other class or series, and, if such shares shall be so convertible, or exchangeable, the terms and conditions of conversion or exchange, including but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

                 (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;





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                 (6)      The rights of the holders of shares of such series in
the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company (which rights may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up); and the relationship or preference, if any, of such rights to rights of holders of capital stock of any other class or series; and whether or not a liquidation, dissolution or winding up of the Company, as such terms are used in this clause (6), shall be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of the assets of the Company or any liquidation. dissolution and/or winding up of the Company in connection therewith.

                 (7) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund.

                 (8) Any other powers, preferences and relative, participating, optional or other specific rights or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the limitations provided by law.

                                   ARTICLE 5
                                  INCORPORATOR

         The name and address of the sole incorporator are as follows:

         William Waller, Jr.

         Waller Lansden Dortch & Davis
         2100 One Commerce Place
         Nashville, Tennessee 37239

                                   ARTICLE 6
                                   MANAGEMENT

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and shareholders.

                 (1) The number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

                 (2) The Board of Directors shall have power to make, alter, amend, change, add to or repeal the By-Laws of the Company; to fix and vary the amount of Common or Preferred Stock to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Company; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.





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                 (3)      The directors in their discretion may submit any
contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved or ratified by every shareholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                 (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any By-Laws from time to time; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

                                   ARTICLE 7
                                INDEMNIFICATION

         The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Act, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Act is amended after approval by the shareholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or





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limited to the fullest extent permitted by the Delaware General Corporation
Act, as so amended. Any repeal or modification of the foregoing portion of this Section by the shareholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                   ARTICLE 8
                        COMMUNICATIONS ACT REQUIREMENTS

         In accordance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and regulations of the Federal Communications Commission (the "FCC Regulations"), the Board of Directors of the Company may:
(a) prohibit the ownership or voting of more than 20% of the Company's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by or for corporations of which any officer is an Alien, more than one-fourth of its directors are Aliens, or of which more than one-fourth of its capital stock is owned of record or voted by Aliens; (b) prohibit any transfer of the Company's capital stock which would cause more than 20% of the Company's outstanding capital stock to be owned or voted by or for any person or entity designated in foregoing clause (a); and (c) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Company to violate or otherwise result in violation of any provision of the Communications Act or the FCC Regulations.

                                   ARTICLE 9
                           COMPROMISE OR ARRANGEMENT
                               OR REORGANIZATION

         Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or between this Company and its shareholders or any class of them, any court of equitable Jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the shareholders or class of shareholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Company, as the case may be, and also on this Company.





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                                   ARTICLE 10
                              UNCLAIMED DIVIDENDS

         Any and all right, title, interest and claim in or to any dividends declared by the Company, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be deemed to be extinguished and abandoned; any such unclaimed dividends in the possession of the Company, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Company, free and clear of an and all claims of any persons whatsoever.

                                   ARTICLE 11
                                   AMENDMENT

         The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 25th day of September, 1987.



                                        O.C.C., INC.


                                        /s/ William Waller, Jr.
                                        ---------------------------------------
                                        William Waller, Jr.





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                   Certificate of Restoration and Revival of
                          Certificate of Incorporation
                                       of

                                  O.C.C., INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is O.C.C., INC.

         2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is September 28, 1987.

         3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware 19901, County of Kent.

         4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1989 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

         5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1989.

         6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on August 1, 1989.


                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn
                                        President

Attest:


/s/ Barry M. Wolper
-----------------------------------
Barry M. Wolper
Secretary

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STATE OF NEW YORK         )
                          )       ss.:
COUNTY OF NEW YORK        )


         BE IT REMEMBERED that, on August 1, 1989, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Frank
D. Osborn, President of O. C. C., Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on August 1, 1989.



                                        /s/ Merrill Weber
                                        ---------------------------------------
                                        Notary Public





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                     Certificate of Restoration and Revival
                                       of
                          Certificate of Incorporation
                                       of
                                  O.C.C., Inc.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is O.C.C., Inc.

         2. The Corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is September 28, 1987.

         3. The address, including the street, city, and country, of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent.

         4. The Corporation hereby procures a restoration and revival of this certificate of incorporation, which became inoperative by law on February 28, 1991 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

         5. The certificate of incorporation of the Corporation, which provides for and will continue to provide for perpetual duration shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on March 1, 1991.

         6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 29, 1991.


                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn, President

Attest:

/s/ Heather L. Short
-------------------------------------------
Secretary